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                                                                    EXHIBIT 23.3

[HOULIHAN LOKEY HOWARD & ZUKIN LOGO]


December 16, 2005

Mr. William S. Creekmuir
Executive Vice President and Chief Financial Officer
Simmons Company
One Concourse Parkway
Suite 800
Atlanta, GA 30328

         RE: SIMMONS COMPANY REGISTRATION STATEMENT ON AMENDMENT NO. 1 TO FORM S-4, REGISTRATION NO. 333-124138

Dear Bill:

Reference is made to our retainer letter ("Retainer"), dated April 13, 2005.

We understand that the Simmons Company ("Company") desires to disclose our engagement with the Company pursuant to our Retainer in the above-referenced Registration Statement. In that regard, we hereby consent to the reference to the disclosure of our relationship with Simmons in the above-referenced Registration Statement on Form S-4. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that any analysis, documentation, opinion or other presentations provided to the Company by us pursuant to our Retainer is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving this consent, we do not hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

/s/ Houlihan Lokey Howard & Zukin Financial Advisors, Inc.
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